EXHIBIT 10.2

                           MEMORANDUM OF UNDERSTANDING


Dated:            October 8, 2003

Between:          Nova Communications Ltd.
                  370 Amapola Ave., Suite 202
                  Torrance, California 90501             ("Nova")

And               PowerSki International Corporation
                  150 A- Calle Iglesia
                  San Clemente, California               ("PowerSki")

         Nova and PowerSki have had discussions regarding a possible merger and have previously entered into a Letter of Intent dated May 2, 2003 ("Letter of Intent") regarding such possible merger ("Merger"). Nova and PowerSki have subsequently had discussions which have resulted in an more complete understanding between them regarding the Merger. In order to assure that they have a mutual understanding of the general terms and conditions of the Merger, Nova and PowerSki have entered into this Memorandum of Understanding.

         It is agreed that this Memorandum of Understanding shall be a binding and legally enforceable agreement as it pertains to the obligation of PowerSki pursuant to Section 4 to repay to Nova all funds advanced by Nova to PowerSki pursuant to Section 3 of this Memorandum of Understanding.

         1. PowerSki and Nova shall enter into an Agreement and Plan of Merger pursuant to which PowerSki will be merged into Nova with Nova being the surviving corporation. Upon completion of the Merger, Nova will change its name to PowerSki International Corporation.

         2. Under the terms of the proposed Agreement and Plan of Merger, Nova will issue to the shareholders of PowerSki shares of the common stock of Nova ("Shares") such that the shareholders of PowerSki will hold 80% of the issued and outstanding common stock of Nova at consummation of the Merger. PowerSki understands that the Shares may be deemed "restricted securities" under the Securities Act of 1933 and the subsequent transfers of the Shares will be subject to the requirements of the Securities Act of 1933.

         3. Prior to the execution of the Agreement and Plan of Merger, Nova shall provide working capital funding ("Funding") to PowerSki up to an aggregate of $2,000,000. The Funding will occur according to the following schedule:

                  (a) A minimum of $1,000,000 will be tendered to PowerSki within 30 days of the date of this Memorandum of Understanding;
                  (b) An additional $1,000,000 will be tendered to PowerSki on or before December 31, 2003;












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         4. In the event that Nova and PowerSki do not execute, for any reason whatsoever, a definitive Agreement and Plan of Merger on or before December 31, 2003, PowerSki agrees to repay to Nova all of the Funding tendered by Nova up to the date that Nova and PowerSki determine that a definitive Agreement and Plan of Merger will not be executed. The obligation of PowerSki to repay Nova under this Section 4 will be represented by a Promissory Note in favor of Nova bearing simple interest at the rate of 10% per annum with the entire principal and interest due and payable in a lump sum on the last day of the twelfth month following the date of the Promissory Note.

         5. The definitive Agreement and Plan of Merger will provide that the current senior management of PowerSki will be employed by Nova, as the surviving corporation, in similar senior management capacities subject to mutually acceptable terms and conditions of such employment.

         6. It is agreed that the Licensing Agreement between HydroForce and PowerSki will be have amended prior to the execution of the definitive Agreement and Plan of Merger to include a guaranteed minimum production schedule or a minimum royalty fee to be paid in lieu thereof.

         7. The Agreement and Plan of Merger will contain the usual and customary warranties and representations of parties to agreements of the sort contemplated by this Memorandum of Understanding.

         8. It is agreed that Nova and PowerSki will each bear their own expenses incurred in connection with the preparation of the definitive Agreement and Plan of Merger, including fees of their respective attorneys, accountants and other advisors.

         9. It is understood that this Memorandum of Understanding is a statement of the mutual understanding of the parties at this time regarding the matters addressed herein. The definitive Agreement and Plan of Merger is subject to the review and approval of the the respective legal counsel and the boards of directors and/or the shareholders of Nova and PowerSki, respectively, as the case may be. It is understood that except for the provisions of Section 4, which is binding on PowerSki, neither Nova nor PowerSki will be bound to the other by this Memorandum of Understanding for damages, expenses, failure to execute a definitive Agreement and Plan of Merger, or in any other way.


  Nova Communications Ltd.             PowerSki International Corporation


  By:                                  By:
     -----------------------------        --------------------------------------
      Kenneth D. Owen, President          Robert E. Montgomery, Chief Executive
                                          Officer